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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       BAYARD DRILLING TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                                     73-1508021
(State of incorporation or organization)   (I.R.S. Employer Identification No.)



                     4005 Northwest Expressway, Suite 550E
                         Oklahoma City, Oklahoma 73116
          (Address of principal executive offices, including zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

                        Title of each class                              Name of each exchange on which
                        to be so registered                              each class is to be registered

                        Common Stock, par value                          American Stock Exchange
                        $0.01 per share




         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]


         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-34451

         Securities to be registered pursuant to Section 12(g) of the Act:
None.


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Application has been made to list the common stock, par value
$0.01 per share (the "Common Stock"), of Bayard Drilling Technologies, Inc. (the "Registrant") to be registered hereunder on the American Stock Exchange (the "AMEX"), and such application has been approved pending official notice of issuance. A description of the Common Stock is set forth under the caption "Description of Capital Stock" in the Prospectus contained in the registration statement on Form S-1 of the Registrant (Registration No. 333-34451), as amended, originally filed with the Securities and Exchange Commission (the "Commission") on August 27, 1997, which registration statement is incorporated herein by reference.

ITEM 2.  EXHIBITS.*

         1. Registration Statement on Form S-1 (Registration No. 333-34451) of the Registrant.

         2. Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-34451)).

         3. Amended and Restated Bylaws of the Registrant, as adopted on August 19, 1997 (incorporated herein by reference to Exhibit
                 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-34451)).

         4. Specimen Stock Certificate for the Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-34451)).

         5. Second Amended and Restated Stockholders and Voting Agreement, dated as of October 16, 1997, by and among the Company and the several stockholders that are signatories thereto (incorporated herein by reference to Exhibit 9.1 to the Registrant's Registration Statement on Form S-1(Registration No. 333-34451)).

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*        In accordance with Instruction II to Item 2 of Form 8-A, the exhibits set forth above are being filed with the copies of this registration statement filed with the AMEX but are omitted from the copies filed with the Commission.


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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 30, 1997           BAYARD DRILLING TECHNOLOGIES, INC.


                                  By:    /s/ JAMES E. BROWN
                                      -------------------------------------
                                             James E. Brown
                                        Chairman of the Board, President
                                          and Chief Executive Officer




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